As filed with the Securities and Exchange Commission on December 11, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

THE ANDERSONS, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1562374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
480 West Dussel Drive,
Maumee, Ohio	43537
(Address of Principal Executive Offices)	(Zip Code)

THE ANDERSONS, INC.
AMENDED AND RESTATED LONG-TERM PERFORMANCE COMPENSATION PLAN
Dated December 14, 2001
(Full title of the plans)

Beverly J. McBride
The Andersons, Inc.
480 West Dussel Drive
Maumee, Ohio 43537
(Name and address of agent for service)

(419) 893-5050
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum	Amount of
securities to	Amount to be	price per	aggregate	registration
be registered	registered	share (1)	offering price (1)	fee
Common Shares, no par value	700,000 shares	$12.23	$8,561,000	$787.61

(1) Computed on the basis of the price at which stock of the same class was sold on December 6, 2002 pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

PART II
INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
Item 3. Incorporation of Certain Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT 5.1 OPINION OF BEVERLY MCBRIDE
EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS
EXHIBIT 24.1 POWER OF ATTORNEY

PART II

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of The Andersons, Inc. (the “Company”) relating to the Amended and Restated Long Term Performance Compensation Plan dated December 14, 2001 is effective. The Company’s Form S-8 Registration Statements Nos. 333-80785, 333-01249 and 333-08984 are hereby incorporated by reference.

Item 3. Incorporation of Certain Documents by Reference.

     The following documents filed by the Company under the Securities and Exchange Act of 1934, as amended are incorporated herein by reference to this Registration Statement.

•	Annual Report on Form 10-K for the year ended December 31, 2001;

•	Quarterly report on Form 10-Q for the quarters ended March 31, 2002; June 30, 2002 and September 30, 2002; and

•	The description of the Company’s Common Shares contained in Item 1 of the Company’s registration statement on Form 8-A filed with the Commission on October 19, 1995.

     All other reports filed by the company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of such fiscal year are also incorporated by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
Number	Description of Document

4	The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2001 (incorporated by reference from Appendix A to the Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2002)
5.1	Opinion of Beverly J. McBride with respect to the legality of certain shares of the Common Stock being registered
23.1	Consent of Independent Accountants
23.2	Consent of Beverly J. McBride (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on December 11, 2002.

THE ANDERSONS, INC
By: /s/Michael J. Anderson Its: President and CEO

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date

/s/Richard P. Anderson* Richard P. Anderson	Chairman of the Board, Director	12/11/02

/s/Michael J. Anderson Michael J. Anderson	Chief Executive Officer, President, Director (Principal Executive Officer)	12/11/02

/s/Thomas H. Anderson* Thomas H. Anderson	Chairman Emeritus, Director	12/11/02

/s/Gary L. Smith* Gary L. Smith	Vice President, Finance and Treasurer (Principal Financial Officer)	12/11/02

/s/Richard R. George* Richard R. George	Vice President, Controller and CIO (Principal Accounting Officer)	12/11/02

/s/Donald E. Anderson* Donald E. Anderson	Director	12/11/02

/s/Richard M. Anderson* Richard M. Anderson	Director	12/11/02

/s/John F. Barrett* John F. Barrett	Director	12/11/02

/s/Paul M. Kraus* Paul M. Kraus	Director	12/11/02

/s/Donald L. Mennel* Donald L. Mennel	Director	12/11/02

/s/David L. Nichols* David L. Nichols	Director	12/11/02

/s/Sidney A. Ribeau* Dr. Sidney A. Ribeau	Director	12/11/02

/s/Charles A. Sullivan* Charles A. Sullivan	Director	12/11/02

/s/Jacqueline F. Woods* Jacqueline F. Woods	Director	12/11/02

* By /s/Michael J. Anderson Attorney-in-fact		12/11/02